EPIX Pharmaceuticals

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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PLEASE REFER TO THE REVERSE SIDE FOR THE TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3, 4, 5 and 6.

		For	Against	Abstain
1.	Proposal to approve the issuance of shares of EPIX common stock in the merger as contemplated by the Agreement and Plan of Merger, dated as of April 3, 2006, by and among EPIX Pharmaceuticals, Inc., EPIX Delaware, Inc., a wholly-owned subsidiary of EPIX, and Predix Pharmaceuticals Holdings, Inc., and approve the merger of Predix Pharmaceuticals Holdings, Inc. with and into EPIX Delaware, Inc., as described in the accompanying joint proxy statement/prospectus.	☐	☐	☐

		For	Against	Abstain
2.	Proposal to approve an amendment to EPIX’s amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 40,000,000 shares to 100,000,000 shares, representing an additional 60,000,000 shares, which may be necessary to provide EPIX with sufficient authorized shares of common stock to issue in connection with the merger and is described in the accompanying joint proxy statement/prospectus.	☐	☐	☐

		For	Against	Abstain
3.	To authorize the EPIX board of directors to amend in its discretion EPIX’s restated certificate of incorporation to effect a reverse stock split of EPIX’s issued and outstanding shares of common stock, at such ratio to be determined by the EPIX board of directors, which may be necessary for EPIX to maintain its eligibility for trading on the NASDAQ National Market after completion of the merger, as described in the accompanying joint proxy statement/prospectus.	☐	☐	☐

4.	Proposal to elect two directors, Michael Gilman, Ph.D. and Mark Leuchtenberger, for a three-year term to expire at the 2009 annual meeting of stockholders; provided, however, that, if the merger is completed, the EPIX Board of Directors will consist of the nine persons identified in the accompanying joint proxy statement/prospectus, including Dr. Gilman and Mr. Leuchtenberger.

	For	Withhold		For	Withhold
01 — Michael Gilman, Ph.D.	☐	☐	02 — Mark Leuchtenberger	☐	☐

		For	Against	Abstain
5.	Proposal to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as EPIX’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

		For	Against	Abstain
6.	Proposal to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal Nos. 1, 2 and 3.	☐	☐	☐
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Proxy — EPIX Pharmaceuticals, Inc.
161 First Street
Cambridge, MA 02142
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
, 2006
EPIX PHARMACEUTICALS, INC.’S BOARD OF DIRECTORS SOLICITS THIS PROXY
The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated           , 2006 in connection with the Annual Meeting of Stockholders to be held on          , 2006 at 10:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C., One Financial Center, Boston, Massachusetts, and hereby appoints Andrew C.G. Uprichard, M.D. and Philip T. Chase, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of EPIX Pharmaceuticals, Inc. (“EPIX”) registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.
This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted “FOR” Proposals 1 through 6.
In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.
If you wish to vote by telephone or Internet, please read the directions below.
If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.
PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

RECEIVE FUTURE EPIX PHARMACEUTICALS, INC. ANNUAL MEETING MATERIALS VIA THE INTERNET!
Consider receiving all future EPIX Pharmaceuticals, Inc. Annual Reports and Proxy Statements in electronic form. While voting via the Internet, just click the box to give your consent and save EPIX Pharmaceuticals, Inc. the future costs of producing, distributing and mailing these materials. Choosing electronic delivery will give you faster and more convenient access to annual meeting materials.
Voting by telephone, Internet and mail will still be available to shareholders who choose to receive printed annual meeting materials by mail.

Telephone and Internet Voting Instructions
You can vote by telephone or Internet! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
•	Go to the following web site:

WWW.COMPUTERSHARE.COM/ EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.
•	Mark, sign and date the proxy card.

•	Return the proxy card in the postage-paid envelope provided.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on XXXXXX XX, 200X.
THANK YOU FOR VOTING